UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

PetroHunter Energy Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO 80202

(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 3, 2007, Dr. Thomas S. Ahlbrandt resigned as the Chairman of the Board and Chief Executive Officer of the registrant. He did not resign as a result of any disagreements with the registrant. Dr. Ahlbrandt will continue to serve as Vice President of Exploration and Chief Geologist of the Company.

Charles B. Crowell was appointed to serve as the registrant’s Chairman of the Board and Chief Executive Officer. Mr. Crowell has served as a director of the Company since February 2007 and was a member and chairman of the Audit and Compensation Committees. In addition to his service to the Company, Mr. Crowell has been a practicing attorney and an officer and consultant to oil and gas companies for 38 years. Mr. Crowell has held executive positions at several public and private companies, including manager and principal of Enigma Energy Company, LLC, Dallas, Texas; and Executive Vice President of Administration of Triton Energy Corporation. In addition to his services as a director of the Company, Mr. Crowell has also served and continues to serve as a director in several other public companies, including Gasco Energy, Inc., Denver Colorado (2002-present) and Vice Chairman of the Board (2003-present); Comanche Energy, Inc., Tulsa, Oklahoma (1999-2000); Arakis Energy Corporation, Calgary, Alberta, Canada (1997-1998); Aero Services International, Inc., Newtown, Pennsylvania (1989-1993) (Chairman of the Board 8/90-12/92); and Triton Europe, plc., The Hague, The Netherlands (1989-1993). Mr. Crowell holds a BA degree from John Hopkins and a JD from University of Arkansas. He was admitted to the practice of law in Texas in 1974.

Mr. Crowell will continue in his position as a director of the Company. However, as a result of Mr. Crowell’s appointment as Chief Executive Officer, he will no longer serve as a member of the Audit and Compensation Committees of the Board of Directors.

Martin B. Oring was appointed by the existing members of the board of directors to fill the vacancy created by Dr. Ahlbrandt’s resignation, and Mr. Oring will replace Mr. Crowell on the Audit and Compensation Committees.

Mr. Oring is an executive in the financial services and energy industries. Prior to forming his current business in 2001, Wealth Preservation, LLC, he had extensive experience as a member of management in several companies, including Prudential Securities (Managing Director of Executive Services), Chase Manhattan Corporation (Manager of Capital Planning), and Mobil Corporation (Manager, Capital Markets & Investment Banking). He has served and will continue to serve as a director of Parallel Petroleum Corporation, located in Midland, Texas.

Mr. Oring will chair the audit committee and compensation committee of the registrant’s board of directors and is a qualified financial expert.

Item 8.01	Other Events

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press Release Dated July 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
July 9, 2007	By: /s/ David E. Brody David E. Brody, Vice President and General Counsel

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